UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2016

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2016, Uni-Pixel, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC as representative of the several underwriters set forth on Schedule A to the Underwriting Agreement (together with the Representatives, the “Underwriters”) relating to a public primary offering (the “Offering”) of an aggregate of 5,350,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a public offering price of $1.50 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30 day option to purchase up to an additional 802,500 shares of Common Stock to cover overallotments, if any (the “Overallotment Option”). The net proceeds to the Company from the sale of the Shares are expected to be approximately $7.46 million, after deducting underwriting discounts, assuming no exercise by the Underwriter of the Overallotment Option. The Offering is expected to close on or about June 2, 2016, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a prospectus supplement dated and filed with the Securities and Exchange Commission (“SEC”) on May 27, 2016 and an accompanying prospectus dated July 10, 2015, under the Company’s shelf registration statement on Form S-3 declared effective by the SEC on January 10, 2015 (File No. 333-200316) (the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

In connection with this Offering, the directors and executive officers of the Company have entered into Lock Up Agreements providing for a 90-day “lock-up” period following May 27, 2016 during which such individuals may not make sales of specified securities, subject to certain exceptions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is only a summary of the material terms of the Underwriting Agreement, does not purport to be complete and is qualified in its entirety by reference to such exhibit.

In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (1) the Underwriting Agreement (Exhibit 1.1); (2) the opinion of Crowell & Moring LLP as to the validity of the sale and issuance of the Shares in the Offering (Exhibit 5.1); and (3) the consent of Crowell & Moring LLP (Exhibit 23.1, included in Exhibit 5.1).

Item 8.01 Other Events.

On May 27, 2016, the Company issued a press release announcing the pricing terms of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 27, 2016

5.1	Opinion of Crowell & Moring LLP

23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1 hereto).

99.1	Press Release issued by Uni-Pixel, Inc. on May 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 27, 2016

5.1	Opinion of Crowell & Moring LLP

23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1 hereto).

99.1	Press Release issued by Uni-Pixel, Inc. on May 27, 2016.